Exhibit 10.2

Execution Version

20,312,500 SHARES OF COMMON STOCK

PLACEMENT AGENCY AGREEMENT

December 11, 2020

Citigroup Global Markets Inc.

388 Greenwich St.

New York, New York 10013

Ladies and Gentlemen:

Lexicon Pharmaceuticals, Inc., a Delaware corporation (the “Company”), proposes, subject to the terms and conditions of this Placement Agency Agreement (the “Agreement”) and the Purchase Agreements (as defined in Section 1(a) hereof), to sell to certain investors (each, an “Investor” and collectively, the “Investors”) an aggregate of 20,312,500 shares (the “Shares”) of the Company’s common stock, par value $0.001 (the “Common Stock”), in an offering under the Company’s registration statement on Form S-3 (Registration No. 333-234568).

1. Agreement to Act as Placement Agents.

The Company hereby confirms its agreement with you as follows:

(a) On the basis of the representations, warranties and agreements of the Company contained herein, and subject to all the terms and conditions of this Agreement, Citigroup Global Markets Inc. (“Citigroup”) shall be the Company’s exclusive placement agent (the “Placement Agent”, and if Citigroup is the only Placement Agent, all references to “Placement Agents” in this Agreement shall refer only to Citigroup), acting on a reasonable best efforts basis, in connection with the sale by the Company of the Shares to the Investors in a proposed offering pursuant to the Registration Statement, with the terms of the offering to be subject to market conditions and negotiations among the Company and the prospective Investors (such offering shall be referred to herein as the “Offering”). As compensation for services rendered, and provided that any of the Shares are sold to Investors in the Offering, on the Closing Date (as defined in Section 1(c) hereof) of the Offering, the Company shall pay to the Placement Agents a cash fee equal to six percent (6%) of the aggregate gross proceeds raised in the Offering at the Closing, provided, that no fee shall be paid on the gross proceeds received from any Shares sold to Invus, L.P. or its affiliates (the “Placement Fee”). The sale of the Shares shall be made pursuant to subscription agreements in the form included as Exhibit A hereto (each, a “Purchase Agreement” and collectively, the “Purchase Agreements”) on the terms described on Exhibit B hereto. Each Placement Agent shall communicate to the Company, orally or in writing, each offer to purchase Shares received by such Placement Agent. The Company shall have the sole right to accept offers to purchase the Shares and may reject any such offer in whole or in part.

(b) This Agreement shall not give rise to any commitment by the Placement Agents to purchase any of the Shares, and the Placement Agents shall have no authority to bind the Company to accept offers to purchase the Shares. Each Placement Agent represents and agrees that, without the prior written consent of the Company, it has not made and will not make any offer relating to the Shares that would constitute a Free Writing Prospectus that would be required to be filed with the Commission. Each Placement Agent may, with the prior consent of the Company (such consent not to be unreasonably withheld), retain other brokers or dealers to act as sub-agents on its behalf in connection with the Offering, the fees of which shall be paid out of such Placement Agent’s portion of the Placement Fee.

(c) Payment of the purchase price for, and delivery of, the Shares shall be made at a closing (the “Closing”) by email exchange of documentation at 10:00 a.m., New York City time, on or before December 16, 2020, or at such time on such other date as may be agreed upon in writing by the Placement Agents and the Company (such date of payment and delivery being herein called the “Closing Date”). All such actions taken at the Closing shall be deemed to have occurred simultaneously. No Shares which the Company has agreed to sell pursuant to the Purchase Agreements shall be deemed to have been purchased and paid for, or sold by the Company, until such Shares shall have been delivered to the Investor thereof against payment therefor by such Investor. If the Company shall default in its obligations to deliver the Shares to an Investor whose offer it has accepted, the Company shall indemnify and hold the Placement Agents harmless against any loss, claim or damage incurred by the Placement Agents arising from or as a result of such default by the Company.

(d) On the Closing Date, (i) the Company shall deliver, or cause to be delivered, the Shares to the Investors or their designees, and the Investors shall deliver, or cause to be delivered, the purchase price for their respective Shares to the Company pursuant to the terms of the Purchase Agreements, “delivery versus payment” through the facilities of The Depository Trust Company (“DTC”) and (ii) the Company shall wire the amounts owed to the Placement Agents as provided in this Agreement.

(e) The Shares shall be registered in such names and in such denominations as each Investor shall request by written notice to the Company.

(f) The Company acknowledges and agrees that the Placement Agents are acting solely in the capacity of an arm’s length contractual counterparty to the Company with respect to the Offering contemplated hereby (including in connection with determining the terms of the Offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company or any other person. Additionally, the Placement Agents are not advising the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and the Placement Agents shall have no responsibility or liability to the Company with respect thereto. Any review by the Placement Agents of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Placement Agents and shall not be on behalf of the Company.

2. Representations, Warranties and Agreements of the Company. The Company represents and warrants to, and agrees with, the Placement Agents as of the date hereof, and as of the Closing Date, as follows:

(a) The Company meets the requirements for use of Form S-3 under the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively, the “Act”) and has prepared and filed with the Commission a shelf registration statement, as defined in Rule 405 (file number 333-234568) on Form S-3, including a related Base Prospectus, for registration under the Act of the offering and sale of the Shares. The Company may have filed one or more amendments thereto, including any Preliminary Prospectus Supplement, each of which has previously been furnished to you and has become effective upon filing. The Company will next file with the Commission a Final Prospectus Supplement relating to the Shares in accordance with Rule 424(b). The Registration Statement, at the Execution Time, is effective and meets the requirements set forth in Rule 415(a)(1)(x). There is no order preventing or suspending the use of the Registration Statement, the Pricing Disclosure Package or the Final Prospectus Supplement, and, to the knowledge of the Company, no proceeding for that purpose or pursuant to Section 8A of the Act against the Company or related to the offering has been initiated or threatened by the Commission and no notice of objection of the Commission to the use of such Registration Statement pursuant to Rule 401(g)(2) under the Act has been received by the Company. Any reference herein to the

Registration Statement, the Base Prospectus, any Preliminary Prospectus Supplement or the Final Prospectus Supplement shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the “Exchange Act”) on or before the Effective Date of the Registration Statement or the issue date of the Base Prospectus, any Preliminary Prospectus Supplement or the Final Prospectus Supplement, as the case may be; and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Base Prospectus, any Preliminary Prospectus Supplement or the Final Prospectus Supplement shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement or the issue date of the Base Prospectus, any Preliminary Prospectus Supplement or the Final Prospectus Supplement, as the case may be, deemed to be incorporated therein by reference. Certain terms used herein are defined in Section 14 hereof.

(b) On each Effective Date, the Registration Statement did, and when the Final Prospectus Supplement is first filed in accordance with Rule 424(b) and on the Closing Date, the Final Prospectus Supplement (and any amendment or supplement thereto) will, comply in all material respects with the applicable requirements of the Act and the Exchange Act and the respective rules thereunder; on each Effective Date and at the Execution Time, the Registration Statement did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and on the date of any filing pursuant to Rule 424(b); and on the Closing Date, the Final Prospectus Supplement (together with any amendment or supplement thereto) will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to the information contained in or omitted from the Registration Statement or the Final Prospectus Supplement (or any amendment or supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by the Placement Agents specifically for inclusion in the Registration Statement or the Final Prospectus Supplement (or any amendment or supplement thereto), it being understood and agreed that the only such information furnished by the Placement Agents consists of the information described as such in Section 7(b) hereof.

(c) As of the Initial Sale Time, the Pricing Disclosure Package, when taken together as a whole with the pricing information set forth in Exhibit B hereto, does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Pricing Disclosure Package based upon and in conformity with written information furnished to the Company by the Placement Agents specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of the Placement Agents consists of the information described as such in Section 7(b) hereof.

(d) (i) At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2)) of the Shares and (ii) as of the Execution Time (with such date being used as the determination date for purposes of this clause (ii)), the Company was not and is not an Ineligible Issuer (as defined in Rule 405), without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an Ineligible Issuer.

(e) Prior to the execution of this Agreement, the Company has not, directly or indirectly, offered or sold any of the Shares by means of any “prospectus” (within the meaning of the Act) or used any “prospectus” (within the meaning of the Act) in connection with the offer or sale of the Shares, in each case other than the Registration Statement, any Preliminary Prospectus Supplement and the Final Prospectus Supplement. The Company represents and agrees that it has not and, unless it obtains the prior consent of the Placement Agents, it will not make any offer relating to the Shares that would constitute an “Issuer Free Writing Prospectus” or that would otherwise constitute a “Free Writing Prospectus” other than any Permitted Free Writing Prospectus. Any such Free Writing Prospectus relating to the Shares consented to by the Placement Agents is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company has complied and will comply in all material respects with the requirements of Rule 433 under the Act applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping. Each Permitted Free Writing Prospectus does not conflict with the information contained in the Registration Statement or the Pricing Disclosure Package did not and on the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to the information contained in or omitted from such Permitted Free Writing Prospectus in reliance upon and in conformity with information furnished in writing to the Company by the Placement Agents specifically for inclusion in such Permitted Free Writing Prospectus, it being understood and agreed that the only such information furnished by the Placement Agents consists of the information described as such in Section 7(b) hereof.

(f) All statistical, demographic and market-related data included in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus Supplement are based on or derived from sources that the Company believes, after reasonable inquiry, to be reliable and accurate in all material respects or represent the Company’s good faith estimates that are made on the basis thereof. To the extent required, the Company has obtained the written consent for the use of such data from such sources.

(g) Except as otherwise disclosed in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus Supplement, the Company has established and maintains disclosure controls and procedures (as defined in Rules 13a-15 and 15d-15 under the Exchange Act), which (i) are designed to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to the Company’s principal executive officer and its principal financial officer by others within those entities, within the time periods specified in the Commission’s rules and forms; (ii) have been evaluated by management of the Company for effectiveness as of the end of the Company’s most recent fiscal quarter; and (iii) are effective in all material respects to perform the functions for which they were established. Since the end of the Company’s most recent audited fiscal year, there have been no significant deficiencies or material weaknesses in the Company’s internal control over financial reporting (whether or not remediated) and no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting. The Company is not aware of any change in its internal control over financial reporting that has occurred during its most recent fiscal quarter that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting

(h) This Agreement has been duly authorized, executed and delivered by the Company.

(i) The Shares have been duly authorized for issuance and sale pursuant to this Agreement and, when issued and delivered by the Company against payment therefor pursuant to this Agreement, will be validly issued, fully paid and nonassessable, and, except as described in Registration Statement, the Pricing Disclosure Package and the Final Prospectus Supplement, the issuance and sale of the Shares is not subject to any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase the Shares.

(j) Except otherwise disclosed in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus Supplement, there are no persons with registration or other similar rights to have any equity or debt securities registered for sale under the Registration Statement or included in the offering contemplated by this Agreement, except for such rights as have been duly waived.

(k) Except as otherwise disclosed in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus Supplement, subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus: (i) there has been no material adverse change, or any development that could be reasonably expected to result in a material adverse change, in (A) the condition, financial or otherwise, or in the earnings, business, properties, operations, operating results, assets, liabilities or prospects, whether or not arising from transactions in the ordinary course of business, of the Company and its subsidiaries, considered as one entity or (B) the ability of the Company to consummate the transactions contemplated by this Agreement or perform its obligations hereunder (any such change being referred to herein as a “Material Adverse Change”); ii) the Company and its subsidiaries, considered as one entity, have not incurred any material liability or obligation, indirect, direct or contingent, including without limitation any losses or interference with their business from fire, explosion, flood, earthquakes, accident or other calamity, whether or not covered by insurance, or from any strike, labor dispute or court or governmental action, order or decree, that are material, individually or in the aggregate, to the Company and its subsidiaries, considered as one entity, and have not entered into any transactions not in the ordinary course of business; and (iii) there has not been any material decrease in the capital stock or any material increase in any short-term or long-term indebtedness of the Company or its subsidiaries and there has been no dividend or distribution of any kind declared, paid or made by the Company or, except for dividends paid to the Company or other subsidiaries, by any of the Company’s subsidiaries on any class of capital stock, or any repurchase or redemption by the Company or any of its subsidiaries of any class of capital stock.

(l) Ernst & Young LLP, which has expressed its opinion with respect to the financial statements (which term as used in this Agreement includes the related notes thereto) filed with the Commission as a part of the Registration Statement, the Base Prospectus and the Final Prospectus Supplement, is (i) an independent registered public accounting firm as required by the Act, the Exchange Act, and the rules of the Public Company Accounting Oversight Board (“PCAOB”), (ii) in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X under the Act and (iii) a registered public accounting firm as defined by the PCAOB whose registration has not been suspended or revoked and who has not requested such registration to be withdrawn.

(m) The financial statements filed with the Commission as a part of the Registration Statement, the Pricing Disclosure Package and the Final Prospectus Supplement present fairly in all material respects the consolidated financial position of the Company and its consolidated subsidiaries as of the dates indicated and the results of their operations, changes in stockholders’ equity and cash flows for the periods specified. Such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus Supplement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto in all material respects. No other financial statements or supporting schedules are required to be included in the Registration Statement, the Pricing Disclosure Package or the Final Prospectus Supplement. The financial data set forth in each of the Registration Statement, the Pricing Disclosure Package and the Final Prospectus Supplement under the caption “Selected Financial Data” fairly present in all material respects the information set forth therein on a basis consistent with that of the audited financial statements contained in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus Supplement.

(n) Except as otherwise disclosed in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus Supplement, the Company and each of its subsidiaries make and keep accurate books and records and maintain a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles as applied in the United States and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) the interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus Supplement fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(o) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation and has the corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus Supplement and to enter into and perform its obligations under this Agreement. The Company is duly qualified as a foreign corporation to transact business and is in good standing in the State of Texas and each other jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not result in a Material Adverse Change.

(p) Each of the Company’s “subsidiaries” (for purposes of this Agreement, as defined in Rule 405 under the Act) has been duly incorporated or organized, as the case may be, and is validly existing as a corporation, partnership or limited liability company, as applicable, in good standing under the laws of the jurisdiction of its incorporation or organization and has the power and authority (corporate or other) to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus Supplement. Each of the Company’s subsidiaries is duly qualified as a foreign corporation, partnership or limited liability company, as applicable, to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not result in a Material Adverse Change. All of the issued and outstanding capital stock or other equity or ownership interests of each of the Company’s subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable and, except as otherwise disclosed in the Prospectus, are owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance or adverse claim. The Company does not own or control, directly or indirectly, any corporation, association or other entity that would constitute a significant subsidiary as defined under Rule 1-02 of Regulation S-X other than the subsidiaries listed in Exhibit 21 to the Company’s most recent Annual Report on Form 10-K.

(q) The authorized, issued and outstanding capital stock of the Company is as set forth in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus Supplement under the caption “Capitalization” (other than for subsequent issuances, if any, pursuant to employee benefit plans or upon the exercise of outstanding options or warrants, in each case described in the Registration Statement and the Prospectus). The Common Stock (including the Shares) conform in all material respects to the description thereof contained in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus Supplement. All of the issued and outstanding Common Stock have been duly authorized and validly issued, are fully paid and nonassessable and have been issued in compliance with all federal and state securities laws. None of the outstanding Common Stock was issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company. There are no authorized or outstanding options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital stock of the Company or any of its subsidiaries other than those described in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus Supplement.

(r) The Common Stock are registered pursuant to Section 12(b) or 12(g) of the Exchange Act and are listed on the Nasdaq Global Select Market (“Nasdaq”), and the Company has taken no action designed to, or reasonably likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting the Common Stock from Nasdaq, nor has the Company received any notification that the Commission or Nasdaq is contemplating terminating such registration or listing. To the Company’s knowledge, it is in compliance in all material respects with all applicable listing requirements of Nasdaq.

(s) Neither the Company nor any of its subsidiaries is in violation of its charter or by laws, partnership agreement or operating agreement or similar organizational documents, as applicable, or is in default (or, with the giving of notice or lapse of time, would be in default) (“Default”) under any indenture, loan, credit agreement, note, lease, license agreement, contract, franchise or other instrument (including, without limitation, any pledge agreement, security agreement, mortgage or other instrument or agreement evidencing, guaranteeing, securing or relating to indebtedness) to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of their respective properties or assets are subject, except for such Defaults as could not be expected, individually or in the aggregate, to result in a Material Adverse Change. The Company’s execution, delivery and performance of this Agreement, consummation of the transactions contemplated hereby and the issuance and sale of the Shares will not contravene (i) the provisions of the charter or by laws, partnership agreement or operating agreement or similar organizational documents, as applicable, of the Company or any subsidiary, (ii) any agreement or other instrument binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries, taken as a whole, and (iii) any law, administrative regulation or administrative or court decree applicable to the Company or any of its subsidiaries; except, in the case of clauses (ii) and (iii), as would not reasonably be expected to result in a Material Adverse Change. No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental or regulatory authority or agency, is required for the Company’s execution, delivery and performance of this Agreement and consummation of the transactions contemplated hereby, except such as (i) have been obtained or made by the Company and are in full force and effect under the Act, (ii) as may be required under applicable state securities or blue sky laws or FINRA (as defined below) and (iii) if not obtained, have not or would not reasonably be expected to result in a Material Adverse Change.

(t) Except as otherwise disclosed in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus Supplement, there is no action, suit, proceeding, inquiry or investigation brought by or before any legal or governmental entity now pending or, to the knowledge of the Company, threatened, against or affecting the Company or any of its subsidiaries, which could be expected, individually or in the aggregate, to result in a Material Adverse Change. No material labor dispute with the employees of the Company exists, except as described in the Prospectus, or, to the knowledge of the Company, is imminent; and the Company is not aware of any existing, threatened or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers or contractors that could result in a Material Adverse Change.

(u) Except as otherwise disclosed in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus Supplement, the Company and its subsidiaries own, or have rights to use the inventions, patent applications, patents, trademarks, trade names, service names, copyrights, trade secrets and other intellectual property described in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus Supplement as being owned or licensed by them or which are used in and necessary for the conduct of their respective businesses as currently conducted or as currently proposed to be conducted (collectively, “Intellectual Property”) and, to the Company’s knowledge, the conduct of their respective businesses does not and will not infringe or misappropriate in any material respect any such rights of others. The Intellectual Property owned by the Company has not been adjudged by a court of competent jurisdiction to be invalid or unenforceable, in whole or in part, and the Company is unaware of any facts which would form a reasonable basis for any such adjudication. To the Company’s knowledge: (i) except as otherwise disclosed in the Prospectus and with respect to LX9211 (to which the Company owns an exclusive license), there are no third parties who have ownership, royalty, or exclusive license rights to any Intellectual Property owned by the Company, except for customary reversionary rights of third-party licensors with respect to Intellectual Property that is disclosed in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus Supplement as licensed to the Company or one or more of its subsidiaries; and (ii) there is no material infringement by third parties of any Intellectual Property owned by the Company. There is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others: (A) challenging the Company’s rights in or to any Intellectual Property licensed to the Company; (B) challenging the validity, enforceability or scope of any Intellectual Property owned by the Company; or (C) asserting that the Company or any of its subsidiaries infringes or otherwise violates, or would, upon the commercialization of any product or service described in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus Supplement as under development, infringe or violate, any patent, trademark, trade name, service name, copyright, trade secret or other intellectual rights of others. The Company and its subsidiaries have materially complied with the terms of each agreement pursuant to which Intellectual Property has been licensed to the Company or any subsidiary, and all such agreements are, to the Company’s knowledge, in full force and effect. To the Company’s knowledge, there are no material defects in any of the patents or patent applications included in the Intellectual Property. The Company and its subsidiaries have taken reasonable steps to protect, maintain and safeguard Intellectual Property owned by the Company, including the execution of appropriate nondisclosure, confidentiality agreements and invention assignment agreements and invention assignments with their employees, and, to the Company’s knowledge, no employee of the Company is in or has been in violation of any term of any such agreement. The duty of candor and good faith as required by the United States Patent and Trademark Office during the prosecution of the United States patents and patent applications included in the Intellectual Property owned by the Company have been materially complied with; and in all foreign offices having similar requirements, all such requirements have been materially complied with. The product candidates described in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus Supplement as under development by the Company or any subsidiary fall within the scope of the claims of one or more patents owned by, or exclusively licensed to, the Company or any subsidiary.

(v) Except as otherwise disclosed in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus Supplement, the Company and each subsidiary possess such valid and current certificates, authorizations or permits required by state, federal or foreign regulatory agencies or bodies to conduct their respective businesses as currently conducted and as described in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus Supplement (“Permits”), except as would not reasonably be expected to result in a Material Adverse Change, and the Company has not received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Change.

(w) Except as otherwise disclosed in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus Supplement, the Company and its subsidiaries have good and marketable title to all of the real and personal property and other assets owned by them which is material to the business of the Company, in each case free and clear of any security interests, mortgages, liens, encumbrances, equities, adverse claims and other defects except as do not materially affect the value of such property and do not interfere in any material respect with the use made and currently proposed to be made of such property by the Company. Except as otherwise disclosed in the Prospectus, the real property, improvements, equipment and personal property held under lease by the Company or any of its subsidiaries are held under valid and enforceable leases, with such exceptions as are not material and do not materially interfere with the use made or proposed to be made of such real property, improvements, equipment or personal property by the Company or such subsidiary.

(x) Except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change, the Company and its subsidiaries (i) have filed all necessary federal, state and foreign income and franchise tax returns or have properly requested extensions thereof and (ii) have paid all taxes required to be paid by any of them and, if due and payable, any related or similar assessment, fine or penalty levied against any of them, except as may be being contested in good faith and by appropriate proceedings and for which adequate reserves are maintained in accordance with generally accepted accounting principles.

(y) The Company is not, and will not be, either after receipt of payment for the Shares or after the application of the proceeds therefrom as described under “Use of Proceeds” in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus Supplement, required to register as an “investment company” under the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(z) The Company is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which it is engaged. The Company has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not result in a Material Adverse Change, except as described in the Prospectus.

(aa) Neither the Company nor any of its subsidiaries has taken, directly or indirectly, any action designed to or that reasonably would be expected to cause or result in stabilization or manipulation of the price of the Common Stock or of any “reference security” (as defined in Rule 100 of Regulation M under the Exchange Act (“Regulation M”)) with respect to the Common Stock, whether to facilitate the sale or resale of the Shares or otherwise.

(bb) There are no business relationships or related-party transactions involving the Company or any of its subsidiaries or any other person required to be described in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus Supplement which have not been described as required.

(cc) All of the information provided to the Placement Agents or to counsel for the Placement Agents by the Company, its counsel, its officers and directors and the holders of any securities (debt or equity) or options to acquire any securities of the Company in connection with the offering of the Shares is true, complete and correct.

(dd) Except as otherwise disclosed in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus Supplement, neither the Company nor any of its subsidiaries nor, to the best of the Company’s knowledge, any employee or agent of the Company or any subsidiary, has made any contribution or other payment to any official of, or candidate for, any federal, state or foreign office in violation of any law or of the character required to be disclosed in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus Supplement.

(ee) Except as described in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus Supplement and except as could not be expected, individually or in the aggregate, to result in a Material Adverse Change, (i) neither the Company nor any of its subsidiaries is in violation of any applicable federal, state, local or foreign statute, law (including fundamental principles of common law), rule, regulation or ordinance, including any judicial or administrative interpretation thereof, relating to pollution or protection of human health (to the extent relating to exposure to Hazardous Materials, defined below), the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release of pollutants, contaminants, or hazardous or toxic wastes or substances that are subject to regulation by any governmental authority (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (ii) the Company and its subsidiaries have all permits, authorizations and approvals required of them under Environmental Laws for their operations has currently conducted and are each in compliance with the terms and conditions of such permits, authorizations and approvals, and (iii) the Company and its subsidiaries has not received written notice of any pending or threatened liability under any Environmental Law and, to the knowledge of the Company, there is no event or occurrence that would reasonably be expected to result in the receipt of any such notice.

(ff) Except as would not, individually or in the aggregate, result in a Material Adverse Change: (i) the Company and its subsidiaries and any “employee benefit plan” (as defined under the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, “ERISA”)) established or maintained by the Company, its subsidiaries or their “ERISA Affiliates” (as defined below) are in compliance in all material respects with ERISA; “ERISA Affiliate” means, with respect to the Company or any of its subsidiaries, any member of any group of organizations described in Sections 414(b), (c), (m) or (o) of the Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (the “Code”) of which the Company or such subsidiary is a member; (ii) no “reportable event” (as defined under ERISA), other than an event for which the 30-day notice period is waived, has occurred or is reasonably expected to occur with respect to any “employee benefit plan” established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates; (iii) no “employee benefit plan” established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates, if such “employee benefit plan” were terminated, would have any “amount of unfunded benefit liabilities” (as defined under ERISA); (iv) neither the Company, its subsidiaries nor any of their ERISA Affiliates has incurred or reasonably expects to incur any liability under (a) Title IV of ERISA with respect to termination of, or withdrawal from, any “employee benefit plan” or (b) Sections 412, 4971, 4975 or 4980B of the Code; and (v) each “employee benefit plan” established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or failure to act, which would reasonably be expected to cause the loss of such qualification.

(gg) Except as otherwise disclosed in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus Supplement, there is no broker, finder or other party that is entitled to receive from the Company any brokerage or finder’s fee or other fee or commission as a result of any transactions contemplated by this Agreement.

(hh) Except as otherwise disclosed in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus Supplement, the Company and its subsidiaries are in compliance with all applicable laws, rules and regulations, except where failure to be so in compliance could not be expected, individually or in the aggregate, to result in a Material Adverse Change.

(ii) Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, or employee of the Company or any of its subsidiaries, nor to the knowledge of the Company, any agent, affiliate or other person acting on behalf of the Company or any of its subsidiaries has, in the course of its actions for, or on behalf of, the Company or any of its subsidiaries (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made or taken any act in furtherance of an offer, promise, or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government official or employee, including of any government-owned or controlled entity or public international organization, or any political party, party official, or candidate for political office; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”), the UK Bribery Act 2010, or any other applicable anti-bribery or anti-corruption law; or (iv) made, offered, authorized, requested, or taken an act in furtherance of any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment or benefit. The Company and its subsidiaries and, to the knowledge of the Company, the Company’s affiliates have conducted their respective businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(jj) The operations of the Company and its subsidiaries are, and have been conducted at all times, in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar applicable rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(kk) The preclinical tests and clinical trials, and other studies (collectively, “studies”) that are described in, or the results of which are referred to in, the Registration Statement, the Pricing Disclosure Package and the Final Prospectus Supplement were and, if still pending, are, to the Company’s knowledge, being conducted in all material respects in accordance with experimental protocols, procedures and controls pursuant to, where applicable, accepted professional and scientific standards for products or product candidates comparable to those being developed by the Company; the descriptions of the results of such studies do not contain any misstatement of a material fact or omit to state a material fact necessary to make such statements not misleading, and the Company and its subsidiaries have no knowledge of any other studies the results of which reasonably call into question the results described or referred to in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus Supplement; the Company and its subsidiaries have made all such filings and obtained all such approvals as may be required by the Food and Drug Administration of the U.S. Department of Health and Human Services or any committee thereof or from any other U.S. or foreign government or drug or medical device regulatory agency, or health care facility Institutional Review Board (collectively, the “Regulatory Agencies”) except where failure to do so would not result in a Material Adverse Change; neither the Company nor any of its subsidiaries has received any notice of, or correspondence from, any Regulatory Agency requiring the termination, suspension or material modification of any clinical trials that are described or referred to in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus Supplement.

(ll) Neither the Company nor any of its subsidiaries, nor, to the knowledge of the Company, directors, officers, or employees, nor, to the knowledge of the Company, any agent, affiliate or other person acting on behalf of the Company or any of its subsidiaries is currently the subject or the target of any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) or the U.S. Department of State, the United Nations Security Council, the European Union, Her Majesty’s Treasury of the United Kingdom, or other relevant sanctions authority (collectively, “Sanctions”); nor is the Company or any of its subsidiaries located, organized or resident in a country or territory that is the subject or the target of Sanctions, including, without limitation, Crimea, Cuba, Iran,

North Korea, and Syria; and the Company will not directly or indirectly use the proceeds of this offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, or any joint venture partner or other person or entity, for the purpose of financing the activities of or business with any person, or in any country or territory, that at the time of such financing, is the subject or the target of Sanctions or in any other manner that will result in a violation by any person (including any person participating in the transaction whether as underwriter, advisor, investor or otherwise) of applicable Sanctions. For the past five years, the Company and its subsidiaries have not knowingly engaged in and are not now knowingly engaged in any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country.

(mm) The Company is in compliance, in all material respects, with all applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder.

(nn) The Company’s and its subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, and databases (collectively, “IT Systems”) are reasonably adequate for the operation of the business of the Company and its subsidiaries as currently conducted. The Company and its subsidiaries have implemented and maintained commercially reasonable physical, technical and administrative controls, policies, procedures, and safeguards to maintain and protect their material confidential information and the integrity, operation, redundancy and security of all IT Systems and data, including “Personal Data,” used in connection with their businesses. “Personal Data” means (i) a natural person’s name, street address, telephone number, e-mail address, photograph, social security number or tax identification number, driver’s license number, passport number, credit card number, or bank account information; (ii) any information which would qualify as “personally identifying information” under the Federal Trade Commission Act, as amended; (iii) “personal data” as defined by GDPR (as defined below); (iv) any information which would qualify as “protected health information” under the Health Insurance Portability and Accountability Act of 1996, as amended by the Health Information Technology for Economic and Clinical Health Act (collectively, “HIPAA”); and (v) any other piece of information that allows the identification of such natural person, or his or her family, or permits the collection or analysis of any data related to an identified person’s health or sexual orientation. In the past three (3) years, there have been no breaches, violations, outages or unauthorized uses of or accesses to same, except for those that have been remedied without material cost or liability or the duty to notify any other person under Privacy Laws (as defined below).

(oo) The Company and its subsidiaries are, and at all prior times were, in material compliance with all applicable state and federal data privacy and security laws and regulations, including without limitation HIPAA, and the Company and its subsidiaries have taken commercially reasonable actions to prepare to comply with, and since May 25, 2018, have been and currently are in material compliance with, the European Union General Data Protection Regulation (“GDPR”) (EU 2016/679) (collectively, the “Privacy Laws”). To ensure compliance with the Privacy Laws, the Company and its subsidiaries have in place, comply with, and take appropriate steps reasonably designed to ensure compliance in all material respects with the Company’s policies and procedures relating to data privacy and security and the collection, storage, use, disclosure, handling, and analysis of Personal Data (the “Policies”). The Company further certifies that neither it nor any subsidiary: (i) has received written notice of any actual or potential liability under or relating to, or actual or potential violation of, any of the Privacy Laws; (ii) is currently conducting or paying for, in whole or in part, any investigation, remediation, or other corrective action initiated by a governmental authority pursuant to any Privacy Law; or (iii) is a party to any order, decree, or settlement agreement issued by a governmental authority that imposes any obligation or liability under any Privacy Law.

(pp) The Company and its subsidiaries are, and at all times have been, in compliance with all applicable Health Care Laws, except to the extent that any non-compliance would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change. For purposes of this Agreement, “Health Care Laws” means: (i) the Federal Food, Drug, and Cosmetic Act (21 U.S.C. Section 301 et seq.), the Public Health Service Act (42 U.S.C. Section 201 et seq.), and the regulations promulgated thereunder; (ii) all applicable federal, state, local and foreign health care fraud and abuse laws, including, without limitation, the Anti-Kickback Statute (42 U.S.C. Section 1320a-7b(b)), the Civil False Claims Act (31 U.S.C. Section 3729 et seq.), the criminal false statements law (42 U.S.C. Section 1320a-7b(a)), 18 U.S.C. Sections 286 and 287, the health care fraud criminal provisions under HIPAA (42 U.S.C. Section 1320d et seq.), the Stark Law (42 U.S.C. Section 1395nn), the civil monetary penalties law (42 U.S.C. Section 1320a-7a), the exclusion law (42 U.S.C. Section 1320a-7), the Physician Payments Sunshine Act (42 U.S.C. Section 1320-7h), and applicable laws governing government funded or sponsored healthcare programs; (iii) HIPAA, as amended by the Health Information Technology for Economic and Clinical Health Act (42 U.S.C. Section 17921 et seq.); (iv) the Patient Protection and Affordable Care Act of 2010, as amended by the Health Care and Education Reconciliation Act of 2010; (v) licensure, quality, safety and accreditation requirements under applicable federal, state, local or foreign laws or regulatory bodies; and (vi) all other local, state, federal, national, supranational and foreign laws, relating to the regulation of the Company or its subsidiaries, and (vii) the directives and regulations promulgated pursuant to such statutes and any state or non-U.S. counterpart thereof. Neither the Company nor any of its subsidiaries has received written notice of any claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action from any court or arbitrator or governmental or regulatory authority or third party alleging that any product operation or activity is in violation of any Health Care Laws nor, to the Company’s knowledge, is any such claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action threatened, except in each case as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change. The Company and its subsidiaries have filed, maintained or submitted all material reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments as required by any Health Care Laws, and all such reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments were complete and accurate on the date filed in all material respects (or were corrected or supplemented by a subsequent submission). Neither the Company nor any of its subsidiaries is a party to any corporate integrity agreements, monitoring agreements, consent decrees, settlement orders, or similar agreements with or imposed by any governmental or regulatory authority. Additionally, neither the Company, any of its subsidiaries nor, to the knowledge of the Company, any of their respective employees, officers, directors, or agents has been excluded, suspended or debarred from participation in any U.S. federal health care program or human clinical research or, to the knowledge of the Company, is subject to a governmental inquiry, investigation, proceeding, or other similar action that could reasonably be expected to result in debarment, suspension, or exclusion.

(qq) Any certificate signed by any officer of the Company and delivered to the Placement Agents or counsel for the Placement Agents in connection with the offering of the Shares shall be deemed a representation and warranty by the Company, as to matters covered thereby, to the Placement Agents, as applicable.

3. Certain Covenants of the Company. The Company hereby agrees with each Placement Agent:

(a) During the Prospectus Delivery Period, before using or filing any Permitted Free Writing Prospectus and before using or filing any amendment or supplement to the Registration Statement, the Final Prospectus Supplement or any Permitted Free Writing Prospectus (in each case, other than due to the filing of an Incorporated Document), to furnish to the Placement Agents, upon such party’s request, a copy of each such proposed Permitted Free Writing Prospectus, amendment or supplement within a reasonable period of time before filing with the Commission or using any such Permitted Free Writing Prospectus, amendment or supplement and the Company will not use or file any such Permitted Free Writing Prospectus or any such proposed amendment or supplement to which any of the Placement Agents reasonably objects, unless the Company’s legal counsel has advised the Company that use or filing of such document is required by law.

(b) To file the Final Prospectus Supplement within the time period required by Rule 424(b) under the Act (without reference to Rule 424(b)(8)) and to file any Permitted Free Writing Prospectus to the extent required by Rule 433 under the Act and to provide copies of any Preliminary Prospectus Supplement, the Final Prospectus Supplement, any other amendments or supplements to the Final Prospectus Supplement and each Permitted Free Writing Prospectus (to the extent not previously delivered or filed on the Commission’s Electronic Data Gathering, Analysis and Retrieval system or any successor system thereto (collectively, “EDGAR”)) to the Placement Agents, upon request of such party, via e-mail in “.pdf” format on such filing date to an e-mail account designated by the Placement Agents and, at the relevant party’s request, to also furnish copies of any Preliminary Prospectus Supplement, the Final Prospectus Supplement, any other amendments or supplements to the Final Prospectus Supplement and each Permitted Free Writing Prospectus to each exchange or market on which sales were effected as may be required by the rules or regulations of such exchange or market. To file timely all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act during the Prospectus Delivery Period, and during such same period to advise the Placement Agents promptly after the Company receives notice thereof, (i) when the Final Prospectus Supplement, and any amendment or supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b) under the Act; (ii) when, prior to the termination of the offering of the Shares, any amendment to the Registration Statement has been filed or has become effective (iii) of the issuance by the Commission of any stop order or any order preventing or suspending the use of any prospectus relating to the Shares or the initiation or threatening of any proceeding for that purpose, pursuant to Section 8A of the Act; (iv) of any objection by the Commission to the use of Form S-3 by the Company pursuant to Rule 401(g)(2) under the Act; (v) of the suspension of the qualification of the Shares for offering or sale in any jurisdiction or of the initiation or threatening in writing of any proceeding for any such purpose; (vi) of any request by the Commission for the amendment of the Registration Statement or the amendment or supplementation of the Final Prospectus Supplement (in each case including any documents incorporated by reference therein) or for additional information; (vii) of the occurrence of any event, as a result of which the Final Prospectus Supplement or any Permitted Free Writing Prospectus as then amended or supplemented includes any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances existing when the Final Prospectus Supplement or any such Permitted Free Writing Prospectus is delivered to a purchaser, not misleading; and (viii) of the receipt by the Company of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto; and in the event of the issuance of any such stop order or of any such order preventing or suspending the use of any such prospectus or suspending any such qualification, or of any notice of objection pursuant to Rule 401(g)(2) under the Act, to use promptly its commercially reasonable efforts to obtain its withdrawal.

(c) Upon request, the Company will furnish to the Placement Agents and counsel for the Placement Agents, without charge, signed copies of the Registration Statement (including exhibits thereto) and, during the Prospectus Delivery Period, as many copies of each Base Prospectus, the Final Prospectus Supplement and each Permitted Free Writing Prospectus and any amendment or supplement thereto as the Placement Agents may reasonably request; provided, however, that the Company shall have no obligation to provide the Placement Agents with any document filed on EDGAR or included on the Company’s Internet website.

(d) Upon request, during the Prospectus Delivery Period, to furnish or make available to the Placement Agents (i) copies of any reports or other communications which the Company shall send to its shareholders or shall from time to time publish or publicly disseminate and (ii) copies of all annual, quarterly and current reports filed with the Commission on Forms 10-K, 10-Q and 8-K, or such other similar form as may be designated by the Commission, and to furnish to the Placement Agents, as applicable, from time to time such other information as the Placement Agents may reasonably request regarding the Company or its subsidiaries, in each case as soon as such reports, communications, documents or information becomes available or promptly upon the request of the Placement Agents, as applicable; provided, however, that the Company shall have no obligation to provide the Placement Agents with any document filed on EDGAR or included on the Company’s Internet website.

(e) If, at any time during the Prospectus Delivery Period, any event shall occur or condition shall exist as a result of which it is necessary in the reasonable opinion of counsel for the Placement Agents or counsel for the Company, to further amend or supplement the Final Prospectus Supplement or any Permitted Free Writing Prospectus as then amended or supplemented in order that the Final Prospectus Supplement or any such Permitted Free Writing Prospectus will not include an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading, in light of the circumstances existing at the time the Final Prospectus Supplement or any such Permitted Free Writing Prospectus is delivered to a purchaser, or if it shall be necessary, in the reasonable opinion of either such counsel, to amend or supplement the Registration Statement, the Final Prospectus Supplement or any Permitted Free Writing Prospectus in order to comply with the requirements of the Act, in the case of such a determination by counsel to the Company, immediate notice shall be given, and confirmed in writing, to the Placement Agents and, in either case, the Company will, subject to Section 1(a) above, promptly prepare and file with the Commission such amendment or supplement, whether by filing documents pursuant to the Act, the Exchange Act or otherwise, as may be necessary to correct such untrue statement or omission or to make the Registration Statement, the Final Prospectus Supplement or any such Permitted Free Writing Prospectus comply with such requirements.

(f) To generally make available to its security holders and the Placement Agents as soon as reasonably practicable, but not later than 16 months after the first day of each fiscal quarter referred to below, an earnings statement (in form complying with the provisions of Section 11(a) under the Act and Rule 158 of the Commission promulgated thereunder) covering each twelve-month period beginning, in each case, not later than the first day of the Company’s fiscal quarter next following the “effective date” (as defined in such Rule 158) of the Registration Statement.

(g) To apply the net proceeds from the sale of the Shares in the manner described in the Final Prospectus Supplement under the caption “Use of Proceeds.”

(h) Not to, and to cause its subsidiaries not to, take, directly or indirectly, any action designed to cause or result in, or that constitutes or might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares; provided that nothing herein shall prevent the Company from filing or submitting reports under the Exchange Act or issuing press releases in the ordinary course of business.

(i) The Company will, pursuant to reasonable procedures developed in good faith, retain copies of each Permitted Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433 under the Act.

4. Conditions of Placement Agents’ Obligations.

The obligations of the Placement Agents hereunder are subject to the performance by the Company of its covenants and other obligations hereunder and to the following additional conditions:

(a) The Final Prospectus Supplement shall have been filed with the Commission pursuant to Rule 424(b) at or before 5:30 p.m., New York City time, on the second full business day after the date of this Agreement (or such earlier time as may be required under the Securities Act).

(b) The respective representations and warranties of the Company contained herein shall be true and correct on the date hereof and on and as of the Closing Date and the statements of the Company and its officers made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the Closing Date.

(c) Prior to the Closing: (i) no stop order suspending the effectiveness of the Registration Statement shall have been issued under the Securities Act and no proceedings initiated under Section 8(d) or 8(e) of the Securities Act for that purpose or pursuant to Section 8A of the Securities Act shall be pending or threatened by the Commission, and (ii) any request for additional information on the part of the Commission (to be included in the Registration Statement, the Pricing Disclosure Package, the Final Prospectus Supplement or any Issuer Free Writing Prospectus or otherwise) shall have been complied with to the reasonable satisfaction of the Placement Agents.

(d) No event or condition of a type described in Section 2(k) hereof shall have occurred or shall exist, which event or condition is not described in the Pricing Disclosure Package (excluding any amendment or supplement thereto) and the Final Prospectus Supplement (excluding any amendment or supplement thereto) and the effect of which in the judgment of the Placement Agents makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Shares on the Closing Date on the terms and in the manner contemplated by this Agreement, the Pricing Disclosure Package and the Final Prospectus Supplement.

(e) The Company shall have furnished to the Placement Agents a certificate of the Company, signed by the Chief Executive Officer, President or Chief Financial Officer of the Company, dated the Closing Date, to the effect that he or she has carefully examined the Registration Statement, the Pricing Disclosure Package and the Final Prospectus Supplement, any supplements or amendments thereto and this Agreement and that:

1)

the representations and warranties of the Company in this Agreement are true and correct on and as of the Closing Date with the same effect as if made on such date and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

2)

no stop order suspending the effectiveness of the Registration Statement or notice by the Commission objecting to its use has been issued and no proceedings for that purpose have been instituted or, to the Company’s knowledge, threatened; and

3)

since the date of the most recent financial statements included or incorporated by reference in the Base Prospectus and the Final Prospectus Supplement (exclusive of any amendment or supplement thereto), there has been no material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus Supplement (exclusive of any amendment or supplement thereto).

(f) The Company shall have requested and caused Ernst & Young LLP to have furnished to the Placement Agents, on the date of this Agreement and at the Closing Date, comfort letters, dated respectively as of the date of this Agreement and the Closing Date in form and substance satisfactory to the Placement Agents, including confirmation that (i) they are an independent registered public accounting firm with respect to the Company within the meaning of the Act and the applicable rules and regulations thereunder adopted by the Commission and the Public Company Accounting Oversight Board (United States) (“PCAOB”) and (ii) they have performed an audit of the consolidated financial statements of the Company as of December 31, 2019 and 2018, and for each of the three years in the period ended December 31, 2019, and the related financial statement schedule.

(g) The Company shall have requested and caused to be delivered (i) an opinion of Brian T. Crum, Vice President and General Counsel of the Company, (ii) an opinion, and, if not covered in such opinion, a negative assurance letter of Vinson & Elkins LLP, counsel for the Company, and (iii) an opinion with respect to intellectual property matters of Max Bachrach, Ph.D., Vice President, Intellectual Property, of the Company, in each case addressed to each of the Placement Agents and dated the Closing Date, in form and substance satisfactory to the Placement Agents.

(h) The Placement Agents shall have received from Cooley LLP, counsel for the Placement Agents, such letter and opinion or opinions dated the Closing Date, addressed to each of the Placement Agents and addressing such matters as the Placement Agents may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(i) Subsequent to the earlier of (i) the Initial Sale Time and (ii) the execution and delivery of this Agreement, (A) no downgrading shall have occurred in the rating accorded any debt securities, convertible securities or preferred stock issued, or guaranteed by, the Company or any of its subsidiaries by any “nationally recognized statistical rating organization,” as such term is defined under Section 3(a)(62) under the Exchange Act and (B) no such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its rating of any such debt securities or preferred stock issued or guaranteed by the Company or any of its subsidiaries (other than an announcement with positive implications of a possible upgrading).

(j) The Company shall have filed with Nasdaq a Notification of Listing of Additional Shares with respect to the Shares and Nasdaq shall not have objected thereto.

(k) Prior to the Closing Date, the Company shall have furnished to the Placement Agents such further information, certificates and documents as the Placement Agents may reasonably request.

If any of the conditions specified in this Section 4 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Placement Agents, this Agreement and all obligations of the Placement Agents hereunder may be canceled at, or at any time prior to, the Closing Date. Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.

The documents required to be delivered by this Section 4 shall be delivered by email exchange on the Closing Date.

5. Effectiveness of Agreement. This Agreement shall become effective as of the date first written above.

6. Termination. This Agreement shall be subject to termination in the absolute discretion of the Placement Agents, by notice given to the Company if after the execution and delivery of this Agreement and on or prior to the Closing Date (i) trading in the Company’s Common Stock shall have been suspended by the Commission or Nasdaq or trading in securities generally on Nasdaq shall have been suspended or limited or minimum prices shall have been established on such exchange, (ii) a banking moratorium shall have been declared either by Federal or New York State authorities, (iii) a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States or (iv) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Placement Agents, impractical or inadvisable to proceed with the offering, sale or delivery of the Shares on the Closing Date, as the case may be, on the terms and in the manner contemplated by this Agreement, the Purchase Agreements, the Pricing Disclosure Package and the Prospectus.

7. Indemnity and Contribution.

(a) The Company agrees to indemnify and hold harmless each Placement Agent, the directors, officers, employees, affiliates and agents of each Placement Agent and each person who controls any Placement Agent within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of, or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement for the registration of the Shares as originally filed or in any amendment thereof, or in the Final Prospectus Supplement (or any amendment or supplement thereto), any Preliminary Prospectus Supplement, any Issuer Free Writing Prospectus, any road show as defined in Rule 433(h) under the Securities Act (a “road show”) or any Pricing Disclosure Package (including any Pricing Disclosure Package that has subsequently been amended), or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or omission or alleged untrue statement or omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Placement Agent specifically for inclusion therein, it being understood and agreed that the only such information furnished by or on behalf of any Placement Agent consists of the information described as such in Section 7(b) hereof. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

(b) Each Placement Agent severally and not jointly agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement, and each person who controls the Company within the meaning of either the Act or the Exchange Act, to the same extent as the indemnity from the Company to each Placement Agent set forth in paragraph 7(a) above, but only with reference to written information relating to such Placement Agent furnished to the Company by or on behalf of such Placement Agent specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any Placement Agent may otherwise have. The Company acknowledges that there has been no information furnished in writing by or on behalf of the several Placement Agents for inclusion in the documents referred to in the foregoing indemnity.

(c) Promptly after the receipt by any person in respect of which indemnification may be sought pursuant to either Section 7(a) or 7(b) above of notice of the commencement of any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand, such person (the “Indemnified Person”) will, if a claim in respect thereof is to be made against whom such indemnification may be sought (the “Indemnifying Person”) notify the Indemnifying Person in writing of the commencement thereof; provided that the failure so to notify the Indemnifying Person (i) will not relieve it from any liability that it may have under this Section 7 unless and to the extent that it did not otherwise learn of such action and such failure results in the forfeiture by the Indemnifying Person of substantial rights and defenses and (ii) will not, in any event, relieve the Indemnifying Person from any obligations to an Indemnified Person other than the indemnification obligation provided in Section 7(a) or Section 7(b) above. The Indemnifying Person shall be entitled to appoint counsel of the Indemnifying Person’s choice at the Indemnifying Person’s expense to represent the Indemnified Person in any action, and any others entitled to indemnification pursuant to this Section that the Indemnifying Person may designate in such action, for which indemnification is sought (in which case the Indemnifying Person shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the Indemnified Person or Indemnified Persons except as set forth below); provided, however, that such counsel shall be satisfactory to the Indemnified Person. Notwithstanding the Indemnifying Person’s election to appoint counsel to represent the Indemnified Person in an action, the Indemnified Person shall have the right to employ separate counsel (including local counsel), and the Indemnifying Person shall bear the reasonable fees, costs and expenses of such separate counsel if (A) the use of counsel chosen by the Indemnifying Person to represent the Indemnified Person would present such counsel with a conflict of interest, (B) the actual or potential defendants in, or targets of, any such action include both the Indemnified Person and the Indemnifying Person and the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it and/or other Indemnified Persons which are different from or additional to those available to the Indemnifying Person, (C) the Indemnifying Person shall not have employed counsel satisfactory to the Indemnified Person to represent the Indemnified Person within a reasonable time after notice of the institution of such action or (D) the Indemnifying Person shall authorize the Indemnified Person to employ separate counsel at the expense of the Indemnifying Person. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons and that all such reasonable fees and expenses shall be paid or reimbursed as they are incurred. Any such separate firm for one or more of the Placement Agents and any of their affiliates, directors and officers and their control persons, if any, shall be designated in writing by the Placement Agents, as applicable, and any such separate firm for the Company, its directors, its officers who signed the Registration Statement and its control persons, if any, shall be designated in writing by the Company. An Indemnifying Person will not, without the prior written consent of the Indemnified Persons, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the Indemnified Persons are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes (i) an unconditional release of each Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability arising out of such claim, action, suit or proceeding; and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act, by or on behalf of any Indemnified Person.

(d) In the event that the indemnity provided in paragraph (a) or (b) of this Section 7 is unavailable or insufficient to hold harmless an Indemnified Person for any reason, then each Indemnifying Person agrees to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending the same) (collectively,

“Losses”) to which the Company and one or more of the Placement Agents may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Placement Agents, on the other, from the offering and sale of the Shares pursuant to this Agreement. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and the Placement Agents severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company, on the one hand, and the Placement Agents, on the other, in connection with the statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company shall be deemed to be equal to the total net proceeds from the sale of the Shares (before deducting expenses) received by it as set for the on the cover page of the Final Prospectus Supplement, and benefits received by the Placement Agents shall be deemed to be equal to the total Placement Fee. Relative fault of the Company, on the one hand, and the Placement Agents, on the other, shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by each such party, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission.

(e) In no case shall any Placement Agent (except as may be provided in any agreement among Placement Agents relating to the offering of the Shares) be responsible for any amount pursuant to this paragraph 7(e) in excess of the Placement Fee. The Company and the Placement Agents agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph 7(e), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 7, each person who controls a Placement Agent within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of a Placement Agent shall have the same rights to contribution as such Placement Agent, and each person who controls the Company within the meaning of either the Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph 7(e).

(f) The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Person at law or in equity.

8. Payment of Expenses.

(a) The Company, whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, will pay or reimburse if paid by any Placement Agent all costs and expenses incident to the performance of the Company’s obligations under this Agreement and in connection with the transactions contemplated hereby, including but not limited to costs and expenses of or relating to (i) the preparation, printing, filing, delivery and shipping of the Registration Statement, any Issuer Free Writing Prospectus, the Pricing Disclosure Package and the Final Prospectus Supplement, and any amendment or supplement to any of the foregoing and the printing and furnishing of copies of each thereof to the Placement Agents and dealers (including costs of mailing and shipment), (ii) the registration, sale and delivery of the Shares including any stock or transfer taxes and stamp or similar duties payable upon the sale or delivery of the Shares and the printing, delivery, shipping of the certificates representing the Shares, (iii) the fees and expenses of any transfer agent or registrar for the Shares, (iv) fees, disbursements and other charges of counsel for the Company, (v) listing fees, if any, for the listing or quotation of the Shares on Nasdaq, (vi) fees and disbursements of the Company’s auditor incurred in delivering the letters described in Section 4(f) hereof, and (vii) the costs and expenses of the Company in connection with the marketing of the Offering and the sale of the Shares to prospective Investors including, but not limited to, those related to any presentations or meetings undertaken in connection therewith.

(b) The Company agrees with the Placement Agents to pay (directly or by reimbursement) the costs and expenses of the Company in connection with the marketing of the Offering and the sale of the Shares to prospective Investors including, but not limited to, those related to any presentations or meetings undertaken in connection therewith.

(c) It is understood that except as provided in this Section 6, Section 7 and Section 8 hereof, the Placement Agents shall pay all of their own expenses.

9. Notices. All notices and other communications under this Agreement shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of communication, and:

If to the Placement Agents:	Citigroup Global Markets Inc.
388 Greenwich Street
New York, NY 10013
Facsimile: (646) 291-1469
Attention: General Counsel

with a copy to:	Cooley LLP
55 Hudson Yards
New York, NY 10001
Facsimile: (212) 479-6275
Attention: Daniel I. Goldberg, Esq.

If to the Company:	Lexicon Pharmaceuticals, Inc.
8800 Technology Forest Place
The Woodlands, TX 77381
Attention: Brian Crum

with a copy to:	Facsimile: 281-863-8010 Vinson & Elkins LLP
1001 Fannin Street, Suite 2500
Houston, Texas 77002
Facsimile: (713) 615-5861
Attention: David Oelman

Any party hereto may change the address for receipt of communications by giving written notice to the others.

10. Miscellaneous.

(a) Governing Law. This Agreement and any claim, controversy or dispute arising under or relating to this Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

(b) Submission to Jurisdiction. The Company hereby submits to the exclusive jurisdiction of the U.S. federal and New York state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. The Company waives any objection which it may now or hereafter have to the laying of venue of any such suit or proceeding in such courts. The Company agrees that final judgment in any such suit, action or proceeding brought in such court shall be conclusive and binding upon the Company and may be enforced in any court to the jurisdiction of which Company is subject by a suit upon such judgment.

(c) Waiver of Jury Trial. Each of the parties hereto hereby waives any right to trial by jury in any suit or proceeding arising out of or relating to this Agreement.

11. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and any controlling persons referred to herein, and the affiliates of each Placement Agent referred to in Section 7 hereof. Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein. No purchaser of Shares from the Company shall be deemed to be a successor merely by reason of such purchase.

12. Counterparts. This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument.

13. Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the Company and the Placement Agents contained in this Agreement or made by or on behalf of the Company or the Placement Agents pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Shares and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Company or the Placement Agents.

14. Certain Defined Terms. For purposes of this Agreement, except where otherwise expressly provided, the following terms shall have the meanings indicated.

“affiliate” shall have the meaning set forth in Rule 405 under the Act.

“Base Prospectus” shall mean the prospectus referred to in paragraph 1(a) above contained in the Registration Statement at the Effective Date.

“business day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.

“Code” shall mean the Internal Revenue Code of 1986, as amended, and applicable regulations promulgated thereunder.

“Commission” shall mean the Securities and Exchange Commission.

“Effective Date” shall mean each date and time that the Registration Statement and any post-effective amendment or amendments thereto became or become effective.

“Execution Time” shall mean the date and time that this Agreement is executed and delivered by the parties hereto.

“Final Prospectus Supplement” shall mean the prospectus supplement relating to the Shares that was first filed pursuant to Rule 424(b) after the Execution Time, together with the Base Prospectus.

“Free Writing Prospectus” shall mean a free writing prospectus, as defined in Rule 405.

“Initial Sale Time” shall mean 8 a.m. (Eastern time) on the date of this Placement Agency Agreement.

“Issuer Free Writing Prospectus” shall mean an issuer free writing prospectus, as defined in Rule 433.

“Preliminary Prospectus Supplement” shall mean any preliminary prospectus supplement to the Base Prospectus which describes the Shares and the offering thereof and is used prior to filing of the Final Prospectus Supplement, together with the Base Prospectus.

“Pricing Disclosure Package” shall mean (i) the Base Prospectus, (ii) the pricing information set forth in Exhibit B hereto, (iii) the Issuer Free Writing Prospectuses, if any, identified in Annex A hereto and (iv) any other Free Writing Prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Pricing Disclosure Package.

“Prospectus Delivery Period” shall mean such period of time after the first date of the public offering of the Shares as in the opinion of counsel for the Placement Agents a prospectus for the Shares is required by law to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with the offering or sale of Shares by any Placement Agent or dealer.

“Registration Statement” shall mean the registration statement referred to in paragraph 1(a) above, including exhibits and financial statements, as amended on each Effective Date and, in the event any post-effective amendment thereto becomes effective prior to the Closing Date, shall also mean such registration statement as so amended.

“Rule 158”, “Rule 163”, “Rule 164”, “Rule 172”, “Rule 405”, “Rule 415”, “Rule 424”, “Rule 433”, “Rule 456” and “Rule 457” refer to such rules under the Act.

“Subsidiary” shall have the meaning set forth in Rule 405 under the Act.

15. Recognition of the U.S. Special Resolution Regimes.

(a) In the event that any Placement Agent that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Placement Agents of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that any Placement Agent that is a Covered Entity or a BHC Act Affiliate of such Placement Agent becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Placement Agent are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

As used in this Section 15:

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

(i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

16. Compliance with USA Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Placement Agents are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Placement Agents to properly identify their respective clients.

17. Amendments or Waivers. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto or thereto as the case may be.

18. Electronic Signatures. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

19. Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

[Signature Page Follows]

If the foregoing correctly sets forth your understanding of our agreement, please so indicate in the space provided below for that purpose, whereupon this letter and your acceptance shall constitute a binding agreement among the Company and the Placement Agents.

Very truly yours,

LEXICON PHARMACEUTICALS, INC.

By:	/s/ Jeffrey L. Wade
Name:	Jeffrey L. Wade
Title:	Chief Financial Officer & EVP Corp & Admin Affairs

[Signature Page to Placement Agent Agreement]

The foregoing Agreement is hereby

confirmed and accepted as of the

date first above written.

CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Jeffrey B. Rosichan
Name: Jeffrey B. Rosichan
Title: Managing Director

[Signature Page to Placement Agent Agreement]

Schedule I

Issuer Free Writing Prospectuses

None.

Exhibit A

Form of Purchase Agreement

Exhibit B

Pricing Information

i.	Number of Shares: 20,312,500

ii.	Offering Price per Share: $3.20